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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-78503) and (No. 333-89605) of HearMe of our report dated January 21, 2000 relating to the financial statements for the year ended December 31, 1999, which appears in the Annual Report of HearMe on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2000